Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
1.Universal shelf Registration Statement (Form S-3, File No. 333-275867) and related Prospectus of F&G Annuities & Life, Inc. for the registration of $1,000,000,000 of various securities, and
2.Registration Statement (Form S-8, File No. 333-268624) pertaining to the 2022 Omnibus Incentive Plan and Employee Stock Purchase Plan of F&G Annuities & Life, Inc and
3.Registration Statement (Form S-3ASR No. 333-282432 as filed on October 1, 2024) Shelf Registration Statement for the offering of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Subscription Rights, Purchase Contracts, Purchase Units and Guarantees).

of our report dated February 26, 2026, with respect to the consolidated financial statements and schedules of F&G Annuities & Life, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of F&G Annuities & Life, Inc. and subsidiaries included in this Annual Report (Form 10-K) of F&G Annuities & Life, Inc. and subsidiaries for the year ended December 31, 2025.

/s/ Ernst & Young LLP
Des Moines, IA
February 26, 2026